                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                           _______________________

                                  FORM 8-K

                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                       Date of Report: October 27, 1994
                                       ----------------
                                       (Date of earliest event reported)



                            HELLER FINANCIAL, INC.
                            ----------------------
            (Exact name of registrant as specified in its charter)



                                   Delaware
                                   --------
                (State or other jurisdiction of incorporation)



            1-6157                              36-1208070
            ------                              ----------
   (Commission File Number)         (IRS Employer Identification Number)


500 West Monroe Street, Chicago, Illinois              60661
- -----------------------------------------              -----
(Address of principal executive offices)            (Zip Code)



                                (312) 441-7000
                                --------------
             (Registrant's telephone number, including area code)

     ITEM 5.   OTHER EVENTS
     -------   ------------


     On October 27, 1994, Heller Financial, Inc. (the "Registrant") released its earnings for the three and nine month periods ended September 30, 1994. A copy of the release is attached.


     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
     -------  ---------------------------------

     (c)  Exhibits

     99 Heller Financial, Inc. - Report of Net Income Three and Nine Months Ended September 30, 1994, dated October 27, 1994



                                      SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated: October 27, 1994



                                    HELLER FINANCIAL, INC.



                                    By:  Richard J. Almeida
                                         ------------------
                                         Richard J. Almeida
                                  Title: Executive Vice President and
                                         Chief Financial Officer

                                 EXHIBIT INDEX



     Exhibit                                               Sequentially
     Number                                               Numbered Pages
     ------                                               --------------

       99      Heller Financial, Inc. - Report of              4-7
               Net Income for the Three and Nine Months
               Ended September 30, 1994

                       [LETTERHEAD OF HELLER FINANCIAL]



For Further Information Contact


John Brooklier                                                    NEWS RELEASE
312-441-6184



                             Heller Financial, Inc.
                             ----------------------
                Reports Growth in 1994 Third Quarter, Nine Month
                ------------------------------------------------
                Net Income and Improvement in Nonearning Assets
                -----------------------------------------------

  Chicago -- (October 27, 1994) -- Heller Financial, Inc. reported growth in both income before income taxes and net income for the 1994 three month and nine month periods along with continuing improvement in nonearning assets, Michael S. Blum, Chairman and Chief Executive Officer, said today.

  Income before income taxes was $49.7 million for the 1994 third quarter and $132.5 million for the nine months, representing respective increases of 71 percent and 43 percent compared to the 1993 periods. Even with the company approaching full taxpayer status in 1994, net income was $30.4 million for the third quarter and $93.1 million for the nine months, reflecting growth of 8 percent and 3 percent from the year earlier periods.

  Operating revenues of $145.2 million for the three months and $410.3 million for the nine months were 14 percent and 7 percent higher than the prior year periods due to growth in fees and other income from several product categories and a third quarter increase in net interest income. Fees and other income grew 33 percent for the quarter and 25 percent for the nine-month period due to increased revenues from real estate business initiatives, higher gains from investments and higher revenues from asset-based businesses. The increase in operating expenses principally reflects costs related to business initiatives in the asset based product category as costs in other core businesses decreased. As evidence of an improving portfolio, the provision for losses in 1994 decreased 10 percent and 13 percent from the prior year periods as the level of problem loans continued to recede and the performance of financings originated since 1990 remained strong.

  The company continues to make consistent progress toward improved asset quality, one of its major goals. At September 30,1994, nonearning assets had declined by $116 million, a 27 percent reduction from year-end 1993, and a $202 million reduction from a year ago. The ratio of total nonearning assets to total lending assets was 4.0 percent at the end of the 1994 third quarter compared to 5.9 percent at year-end 1993. The company's target range for nonearning assets is from 3 percent to 5 percent.

  "We continue to be optimistic about our long-term prospects due to the solid growth the company has experienced thus far in 1994 combined with the ongoing improvement in overall asset quality and the progress we've made in the area of portfolio diversification," said Blum.

  Heller Financial, Inc. is a worldwide commercial financial services organization which is a wholly-owned subsidiary of The Fuji Bank, Limited, the world's largest bank. Heller Financial, Inc. provides U.S.-based clients with corporate financing, real estate financing, factoring and working capital loans, equipment financing and leasing, asset-based finance and equity investments.
The company also operates in European, Asian, and Latin American countries through joint venture and wholly-owned companies that specialize in factoring, asset-based finance, acquisition finance, leasing, vendor finance and/or trade finance.

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                 (IN MILLIONS)

                                 For the Three Months Ended     For the Nine Months Ended
                                 --------------------------     -------------------------
                                        September 30,                 September 30,
                                        -------------                 -------------
                                    1994            1993             1994        1993
                                   ------          ------           ------      ------
                                         (unaudited)                    (unaudited)

Interest income                    $188.2          $158.0           $509.1      $468.2

Interest expense                     89.5            66.4            238.4       200.6
                                   ------          ------           ------      ------

 Net interest income                 98.7            91.6            270.7       267.6

Fees and other income                39.9            30.0            122.5        97.8

Income of international
  joint ventures                      6.6             5.8             17.1        16.5
                                   ------          ------           ------      ------

 Operating revenues                 145.2           127.4            410.3       381.9

Operating expenses                   47.9            45.8            140.3       131.3

Provision for losses                 47.6            52.6            137.5       157.9
                                   ------          ------           ------      ------

 Income before income taxes          49.7            29.0            132.5        92.7

Income tax provision                 19.3              .8             39.4         2.2
                                   ------          ------           ------      ------

Net income                         $ 30.4          $ 28.2           $ 93.1      $ 90.5
                                   ======          ======           ======      ======

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN MILLIONS)

                                                       September 30, 1994   December 31, 1993
                                                       -------------------  -----------------
                                                           (unaudited)
                                                           -----------
Assets
- ------

Cash and cash equivalents                                     $  323              $  170

Receivables                                                    7,738               7,012
Less:  Allowance for losses on receivables                       233                 211
                                                              ------              ------
 Net receivables                                               7,505               6,801

Investments and other assets                                   1,048                 942
                                                              ------              ------

                                                              $8,876              $7,913
                                                              ======              ======

Liabilities and Stockholders' Equity
- ------------------------------------

Senior debt
 Commercial paper and short-term borrowings                   $2,582              $1,981
 Notes and debentures                                          4,091               3,893
Junior subordinated notes                                         --                  75
                                                              ------              ------

 Total debt                                                    6,673               5,949

Credit balances of factoring clients                             557                 433
Other payables and accruals                                      274                 243
                                                              ------              ------

 Total liabilities                                             7,504               6,625

Minority interest in equity of Heller International
 Group, Inc.                                                      37                  35

Stockholders' equity
 Cumulative Perpetual Senior Preferred
  Stock, Series A                                                125                 125
 Cumulative Convertible Preferred
  Stock, Series D                                                 25                  25
 Common stock, additional paid-in
  capital and retained earnings                                1,185               1,103
                                                              ------              ------

 Total stockholders' equity                                    1,335               1,253
                                                              ------              ------

                                                              $8,876              $7,913
                                                              ======              ======